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                                                                    EXHIBIT 99.2

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   OF AMERICAN TELESOURCE INTERNATIONAL INC.

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD _______ __, 1998


I, the undersigned holder of Common Shares of American TeleSource International Inc. (the "Company" or "ATSI-Canada"), hereby appoint Arthur L. Smith, President, and H. Douglas Saathoff, Secretary and Treasurer, or
                                    , acting individually or together, as my
proxy to vote for me and on my behalf at the Special Meeting of the Shareholders of American TeleSource International Inc., to be held _______ __, 1998 at ten o'clock in the morning (E.S.T.) at Macleod Dixon, 181 Bay Street, Suite 4220, Toronto, Ontario, Canada M5J 2T3 and at any adjournment thereof and at every poll which may take place in consequence thereof. The said proxy is directed to vote the shares represented by this form of proxy:

1. VOTE FOR [_] or AGAINST [_] passing with or without variation, a special resolution authorizing a plan of arrangement under the Business Corporations Act (Ontario) pursuant to which ATSI-Delaware Common Stock will be issued to the holders of Common Shares of ATSI-Canada in exchange for the Common Shares held by such shareholders on the basis of one share of Common Stock for each Common Share, the complete text of which is reproduced in Exhibit A to the accompanying Information Circular and Proxy Statement/Prospectus.
2. In his discretion upon any amendments or variations to the above matter and such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH MATTER AND AT THE PROXY'S BEST JUDGMENT UPON OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.



                                  DATED               ,  1998.
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                                   (Signature of Shareholder(s))


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                                      (Print Name Plainly)
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The above-signed holder hereby revokes any proxy heretofore given and ratifies all things said proxy may do by virtue hereof.

Please sign exactly as your shares are registered and return in the enclosed envelope. Indicate your full title if signing as attorney, executor, administrator, trustee or guardian. When shares are held by joint tenants, both should sign. If the shareholder is a partnership, sign partnership name by authorized person. If the shareholder is a corporation, this proxy must be executed by an authorized officer who must sign the full corporate name.

To be valid, this form of proxy and the power of attorney, if any, under which it is signed must arrive duly signed at the office of the registrar and transfer agent of the corporation, CIBC Mellon Trust Company, 393 University Avenue, Fifth Floor, Toronto, Ontario, M5G 2M7, not later than 5:00 p.m. (Eastern Standard Time) on _______ __, 1998 or, in the case of any adjournment of the Special Meeting, on the second business day immediately preceding the date of such adjournment.

If this proxy is not dated in the designated space, it is deemed to bear the date on which it is mailed by the Company to the shareholder.

*NOTE: If the Shareholder desires to appoint a proxy other than Arthur L. Smith and H. Douglas Saathoff, he should cross out their names and print the name of his proxy in the space provided for that purpose. A person so designated need not be a shareholder.